Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 94 to the Registration Statement (Form N-1A, Registration No. 033-79858) of FPA Funds Trust and to the incorporation by reference of our reports dated February 26, 2020 included in the Annual Reports to Shareholders for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Los Angeles, California
April 29, 2020

A member firm of Ernst & Young Global Limited